                           ADOBE SYSTEMS INCORPORATED

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

       SUBSIDIARY LEGAL NAME            JURISDICTION OF INCORPORATION
------------------------------------  ---------------------------------
The Americas:
  Adobe Systems FSC, Inc.             Territory of Guam
  Ares Software Corporation           California
  LTC OEM Corporation                 California
  Ceneca Communications, Inc.         California
  OCR Systems, Inc.                   Pennsylvania
  Frame International, Inc.           Delaware
  Frame Canada Limited                Canada
  Mastersoft Corporation              Arizona
  Visualware Incorporated             California

Europe:
  Adobe Systems Europe Ltd.           United Kingdom
  Adobe Systems Direct Ltd.           United Kingdom
  Adobe Systems Holding BV            The Netherlands
  Adobe Systems Nordic AB             Sweden
  Adobe Systems Benelux BV            The Netherlands
  Adobe Systems GmbH                  Federal Republic of Germany
  Aldus Manutius Software AG          Switzerland
  Adobe Systems France SARL           France
  Adobe Systems Italia SRL            Italy
  Adobe Systems Informatica           Spain
  Adobe Systems U.K., Ltd.            United Kingdom
  Aldus Ireland                       Ireland
  Frame International Limited         Ireland
  Frame International Limited         United Kingdom
  Frame Technology GmbH               Federal Republic of Germany
  Curo Technology Europe BV           The Netherlands

Japan:
  Adobe Systems Company Ltd.          Japan
  Adobe Systems Japan, Inc.           California

Asia, Pacific and Latin America:
  Adobe Australia Pty. Ltd.           Australia

    All subsidiaries of the registrant are wholly owned and do business under their legal names.